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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Safeway Inc. on Form S-3 of our report dated February 18, 1997 on the consolidated financial statements of Safeway Inc. as of December 28, 1996 and December 30, 1995 and for each of the three fiscal years in the period ended December 28, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
November 19, 1997